Page 15 of 22 Pages

                                    EXHIBIT K

                                PLEDGE AGREEMENT


THIS PLEDGE AGREEMENT dated as of September 12, 2001 made by Alfa Telecom Limited, a company incorporated in the British Virgin Islands with an office at P.O. Box 3339, Geneva Place, 2nd Floor, #333 Waterfront Drive, Road Town, Tortola, British Virgin Islands (the "Pledgor"), to OAO Alfa-Bank, an open joint stock company organized and existing under the laws of the Russian Federation (the "Pledgee").

                             PRELIMINARY STATEMENTS:

               (1) The Pledgee has entered into and intends in the future to enter into loan agreements (collectively, the "Loan Agreements") with each of its affiliates identified on Schedule 1 hereto (collectively, the "Affiliates") pursuant to which the Pledgee has made and intends to make loans to each of such Affiliates from time to time.

               (2) The Pledgor owns a certain number of shares of common stock, par value $0.01 per share, of Golden Telecom, Inc., a Delaware corporation, and has agreed to pledge 10,450,987 of such shares (the "Pledged Shares") to the Pledgee to secure the obligations of the Affiliates under the Loan Agreements and any and all future debt arising between the Pledgee and the Affiliates.

               (3) The Pledgor, the Pledgee and the Affiliates are affiliates within the Alfa Group of companies, and Pledgor desires to pledge the Pledged Shares for the benefit of the Alfa Group.

               (4)  It  is  a  condition   precedent   to  the  closing  of  the
transactions contemplated by the Loan Agreements that the Pledgor shall have agreed to the pledge of the Pledged Shares contemplated by this Agreement.

                             STATEMENT OF AGREEMENT:

               NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Pledgee for its benefit as follows:

               SECTION 1. Grant of  Security.  The  Pledgor  hereby  assigns and
                          ------------------
pledges to the Pledgee for its benefit, and hereby grants to the Pledgee for its benefit a security interest in, the following (collectively, the "Collateral"):

                          (a)  the   Pledged   Shares  and  the   certificate(s)
representing the Pledged Shares, and all instruments, cash and other property from time to time received, receivable or otherwise distributed in exchange for any or all of the Pledged Shares (the "Security Collateral"); and

                          (b)  all  proceeds  of any  and  all of the  foregoing
Collateral (including,without limitation, proceeds that constitute property of the types described in Section 1(a)).

               SECTION 2. Security for Obligations.  This Agreement  secures the
                          ------------------------
payment of the obligations of the Affiliates, jointly and severally, now or hereafter existing under the Loan Agreements and any future Loan Agreements between the Pledgee and the Affiliates, whether for principal, interest, fees, expenses or otherwise (all such obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the

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                                                             Page 16 of 22 Pages

payment of all amounts that constitute part of the Secured Obligations and would be owed by the Affiliates to the Pledgee under the Loan Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Affiliates. Should the Affiliates fail to timely perform their respective Secured Obligations, the Pledgee shall have the right to sell all or any part of the Collateral to any third person at its discretion and apply the proceeds towards the settlement of the overdue Secured Obligations in the order of their maturity.

               SECTION 3. Delivery of Security  Collateral.  All certificates or
                          --------------------------------
instruments representing or evidencing the Security Collateral shall be delivered to and held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee.

               SECTION 4. Representations and Warranties. The Pledgor represents
                          ------------------------------
and warrants as follows:

                    (a) The chief place of business and chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral are located at the address first specified above for the Pledgor.

                    (b) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and the Shareholders Agreement dated as of May 11, 2001 by and among Golden Telecom, Inc., Global TeleSystems Europe Holdings B.V., the Pledgor, and the other parties thereto (the "Shareholders Agreement").

                    (c) This Agreement and the pledge of the Security Collateral pursuant hereto create a valid security interest in the Collateral securing the payment of the Secured Obligations and all actions necessary or desirable to perfect such security interest have been duly taken.

               SECTION 5. Further  Assurances.  (a) The Pledgor agrees that from
                          -------------------
time to time, at the expense of the Pledgee, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                    (b) The Pledgor hereby authorizes the Pledgee to file one or more financing, continuation statements or similar documents required by applicable law and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law.

                    (c) The Pledgor will furnish to the Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Pledgee may reasonably request, all in reasonable detail.

               SECTION 6.  Records.  The  Pledgor  shall keep its chief place of
                           -------
business and chief executive office and the office where it keeps its records concerning the Collateral, at the location therefor specified in Section 4(a).

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                                                             Page 17 of 22 Pages

               SECTION 7. Voting Rights; Etc. (a) So long as no event of default
                          ------------------
under any of the Loan Agreements (each such event being an "Event of Default"), shall have occurred and be continuing:

                    (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, and Pledgor shall be entitled to receive any dividends declared and paid with respect to the Pledged Shares.

                    (ii) the Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to
Section 7(a)(i).

               (b) Upon notice to the Pledgor by the Pledgee following the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

               SECTION 8.  Transfers and Other Liens.  The Pledgor shall not (i)
                           -------------------------
sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement and the Shareholders Agreement.

               SECTION 9. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby
                          ----------------------------------
irrevocably appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable following the occurrence and during the continuance of an Event of Default to accomplish the purposes of this Agreement, including, without limitation:

                    (a)  to  ask  for,  demand,   collect,   sue  for,  recover,
compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                    (b) to receive, indorse and collect any drafts or other instruments and documents in connection with Section 9(a), and

                    (c) to file any claims or take any action or institute any proceedings that the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

               SECTION 10. Pledgee May Perform.  If the Pledgor fails to perform
                           -------------------
any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor.

               SECTION 11. The  Pledgee's  Duties.  The powers  conferred on the
                           ----------------------
Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any

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                                                             Page 18 of 22 Pages

Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.

               SECTION 12. Remedies. If any Event of Default shall have occurred
                           --------
and be continuing:

          (a) The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the laws of the British Virgin Islands and the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral).

          (c) All cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied in whole or in part by the Pledgee for the ratable benefit of the Pledgor against, all or any part of the Secured Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               SECTION 13. Amendments;  Waivers;  Etc. No amendment or waiver of
                           ---------------------------
any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

               SECTION 14. Restricted  Securities.  Pledgee understands that the
                           ----------------------
Pledged Shares have not been registered under the Securities Act of 1933, as amended. Pledgee understands that the Pledged Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, in the event Pledgee forecloses on any of the Pledged Shares, Pledgee must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Pledgee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, time and manner of sale restrictions, a holding period for the Pledged Shares, and on requirements relating to the issuer of the Pledged Shares which are outside of Pledgee's control, and which the Pledgor is under no obligation to satisfy.

               SECTION  15.  Continuing  Security  Interest;  Assignments.  This
                             --------------------------------------------
Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns.

               SECTION 16. Termination.  Upon the payment in full in cash of the
                           -----------
Secured Obligations, the pledge, assignment and security interest granted hereby

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                                                             Page 19 of 22 Pages

shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Pledgee will, at the Pledgor's expense, return the certificate(s) representing the Pledged Shares to the Pledgor and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

               SECTION  17.  Governing  Law;  Terms.  This  Agreement  shall  be
                             ----------------------
governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Loan Agreements, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.


                     Remainder of page intentionally blank.



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                                                             Page 20 of 22 Pages

          IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.


                              ALFA TELECOM LIMITED

                              By:/s/ Pavel Nazarian
                                 ---------------------------
                              Name:   Pavel Nazarian
                              Title:  Director


                              OAO ALFA-BANK

                              By: /s/ Leonard Vid
                                  ---------------------------
                              Name:  Leonard Vid
                              Title: Chairman of the Board